Exhibit 1



                                                                  EXECUTION COPY




                          SECURITIES PURCHASE AGREEMENT


                          DATED AS OF FEBRUARY 2, 1999


                                 BY AND BETWEEN


                   CAPITAL Z FINANCIAL SERVICES FUND II, L.P.


                                       AND


                                 THOMAS L. BLAIR









NYFS08...:\60\33560\0019\2205\AGRD308V.39E

                                TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE I.
                              PURCHASE OF SHARES...........................  1

        1.1.     Commitments to Purchase and Sell..........................  1
        1.2.     Closing...................................................  1

                                   ARTICLE II.
                        REPRESENTATIONS AND WARRANTIES.....................  2

        2.1.     Representations and Warranties of the Seller..............  2
                 2.1.1.     Organization and Good Standing.................  2
                 2.1.2.     Authorization and Effect.......................  2
                 2.1.3.     Capitalization.................................  3
                 2.1.4.     Subsidiaries...................................  4
                 2.1.5.     No Restrictions; Required Consents.............  5
                 2.1.6.     SEC Documents..................................  7
                 2.1.7.     Unaudited Financial
                            Statements.....................................  8
                 2.1.8.     Absence of Undisclosed Liabilities.............  8
                 2.1.9.     Commissions or Finders Fees....................  8
                 2.1.10.    Disclosure.....................................  9

        2.2.     Representations and Warranties of the
                 Purchaser.................................................  9
                 2.2.1.     Corporate Organization.........................  9
                 2.2.2.     Authorization and Effect.......................  9
                 2.2.3.     No Restrictions; Required Consents............. 10
                 2.2.4.     Litigation; Decrees............................ 11
                 2.2.5.     Purchase of Shares............................. 11
                 2.2.6.     Commissions or Finders Fees.................... 12
                 2.2.7.     Sufficient Funds............................... 12

                                  ARTICLE III.
                             PRE-CLOSING COVENANTS......................... 12

        3.1.     Access to Information..................................... 12
        3.2.     Conduct of Business....................................... 12
        3.3.     Notification.............................................. 16
        3.4.     No Inconsistent Action.................................... 17
        3.5.     Injunctions............................................... 17
        3.6.     Filings................................................... 17
        3.7.     Confidentiality........................................... 17
        3.8.     Publicity................................................. 18
        3.9.     Delivery of Financial Statements.......................... 18
        3.10.  Efforts of the Seller....................................... 19
        3.11.  Efforts of the Purchaser.................................... 19

                                                                           Page

                                   ARTICLE IV.
                             CONDITIONS TO CLOSING......................... 19

        4.1.     Conditions Precedent to Obligations of the
                 Purchaser................................................. 19
                 4.1.1.     Representations, Warranties and
                            Covenants...................................... 19
                 4.1.2.     Consents or Approvals.......................... 20
                 4.1.3.     HSR Act........................................ 20
                 4.1.4.     No Adverse Proceedings......................... 20
                 4.1.5.     Trust Transactions............................. 20
                 4.1.6.     UP&UP Stock Price.............................. 21
                 4.1.7.     OTS Regulation................................. 21
                 4.1.8.     No Material Adverse Effect..................... 21

        4.2.     Conditions Precedent to Obligations of the
                 Seller.................................................... 21
                 4.2.1.     No Material Misrepresentation or
                            Breach......................................... 21
                 4.2.2.     Consents or Approvals.......................... 22
                 4.2.3.     HSR Act........................................ 22
                 4.2.4.     No Adverse Proceedings......................... 22
                 4.2.5.     Trust Transactions............................. 22

                                   ARTICLE V.
                   DOCUMENTS TO BE DELIVERED AT THE CLOSING................ 22

        5.1.     Documents to be Delivered by the Sellers.................. 22
                 5.1.1.     Transaction Agreements......................... 22
                 5.1.2.     Certified Resolutions.......................... 23
                 5.1.3.     Sellers' Certificate........................... 23
                 5.1.4.     Good Standing Certificate...................... 23
                 5.1.5.     Other Documents................................ 23

        5.2.     Documents to be Delivered by the Purchaser................ 24
                 5.2.1.     Transaction Agreements......................... 24
                 5.2.2.     Certified Resolutions.......................... 24
                 5.2.3.     Purchaser's Certificate........................ 24
                 5.2.4.     Good Standing Certificate...................... 24
                 5.2.5.     Other Documents................................ 24

                                   ARTICLE VI.
                         SURVIVAL AND INDEMNIFICATION...................... 25

        6.1.     Survival of Representations, Warranties and
                 Covenants................................................. 25
        6.2.     Definitions............................................... 25
        6.3.     Indemnification........................................... 25
        6.4.     Defense of Claims......................................... 26

                                                                           Page

                                  ARTICLE VII.
                                  TERMINATION.............................. 29

        7.1.     Termination............................................... 29

                                  ARTICLE VIII.
                           MISCELLANEOUS PROVISIONS........................ 30

        8.1.     Specific Performance...................................... 30
        8.2.     Notices................................................... 30
        8.3.     Expenses.................................................. 31
        8.4.     Successors and Assigns.................................... 31
        8.5.     Waiver.................................................... 32
        8.6.     Entire Agreement.......................................... 32
        8.7.     Amendments and Supplements................................ 33
        8.8.     Rights of the Parties..................................... 33
        8.9.     Brokers................................................... 33
        8.10.  Further Assurances.......................................... 33
        8.11.  Governing Law............................................... 33
        8.12.  Severability................................................ 33
        8.13.  Execution in Counterparts................................... 34
        8.14.  Titles and Headings......................................... 34
        8.15.  Certain Interpretive Matters and
                 Definitions............................................... 34
        8.16.  No Recourse................................................. 34

EXHIBITS

Exhibit A                  Form of Trust Stock Purchase Agreement
Exhibit B                  Form of Stockholders Agreement
Exhibit C                  Form of Registration Rights Agreement
Exhibit D                  Form of Blair Option Agreement
Exhibit E                  Form of Seller Registration Rights
                            Agreement

SCHEDULES

Schedule 2.1.1             Certificates of Incorporation and Bylaws
Schedule 2.1.3(a)          Capitalization
Schedule 2.1.4(a)          Subsidiaries
Schedule 2.1.5(a)          Consents Required from Governmental
                           Entities (Sellers)
Schedule 2.1.5(b)          Consents Required from Governmental
                           Entities       (UP&UP)
Schedule 2.1.7             Unaudited Financial Information
Schedule 2.1.8(a)          Absence of Undisclosed Liabilities
Schedule 2.1.8(b)          Due Diligence Information

                                  DEFINED TERMS
                                                                           Page

Agreement   .................................................................1
Blair Option.................................................................1
Blair Option Agreement......................................................23
Blair Option Purchase Price..................................................1
Blair Option Shares..........................................................1
Closing     .................................................................1
Closing Date.................................................................1
Common Stock.................................................................1
Direct Claim................................................................29
Divestment Agreement........................................................20
Exchange Act.................................................................7
GAAP        .................................................................7
Governmental Entity..........................................................6
HSR Act     .................................................................7
Indemnifiable Losses........................................................25
Indemnifying Party..........................................................25
Indemnitee  ................................................................25
Indemnity Payment...........................................................25
Law         .................................................................6
Liabilities .................................................................8
Material Adverse Effect......................................................9
Person      ................................................................34
PHCI        ................................................................20
Purchase Price...............................................................1
Purchaser   .................................................................1
Registration Rights Agreement...............................................23
Responsible Party...........................................................27
Securities Act...............................................................7
Seller Registration Rights Agreement........................................23
Sellers     .................................................................1
Shares      .................................................................1
Stockholders Agreement......................................................22
Subsidiary  ................................................................34
Third Party Claim...........................................................25
Third Party Claim Notice....................................................26
Third Party Claim Notice Period.............................................27
Trust       ................................................................20
Trust Shares................................................................20
Trust Stock Purchase Agreement..............................................20
UP&UP       .................................................................1
UP&UP SEC Documents..........................................................7

                          SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 2nd day of February, 1999 by and between Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership and exempted partnership (the "Purchaser"), and Thomas L. Blair, (the "Seller").

                                    RECITALS:


      WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller an aggregate of 1,750,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of United Payors & United Providers, Inc., a Delaware corporation ("UP&UP") and an option (the "Blair Option") to purchase an additional 2,250,000 shares of Common Stock (the "Blair Option Shares").

      NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                     ARTICLE I.  PURCHASE OF SHARES

      1.1. Commitments to Purchase and Sell. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties contained herein, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, the Shares for an aggregate purchase price of $35,000,000 (the "Share Purchase Price") and the Blair Option for an aggregate purchase price of $13,500,000 (the "Blair Option Purchase Price").

      1.2.  Closing.

            1.2.1. The purchase and sale of the Shares and the Blair Option shall take place at a closing (the "Closing") at the offices of UP&UP on the third business day after the conditions set forth in Article IV have been satisfied or waived, or at such other time and place as is agreed upon by the Purchaser and the Seller. The date on which the Closing is effected is referred to in this Agreement as the "Closing Date."

            1.2.2. At the Closing, the Seller shall deliver to the Purchaser, against payment to the Seller of the Share Purchase Price and the Blair Option Purchase Price, certificates representing the Shares, together with duly executed stock powers, and the Blair Option Agreement.

            1.2.3. At the Closing, the Purchaser shall pay the Share Purchase Price and the Blair Option Purchase Price to the Seller by wire transfer of immediately available funds to such bank account as the Seller may designate in writing to the Purchaser not less than three days prior to Closing.

            1.2.4. At the Closing, the parties shall also execute and deliver or cause to be executed and delivered the documents referred to in Article V hereof.


               ARTICLE II.  REPRESENTATIONS AND WARRANTIES

      2.1. Representations and Warranties of the Seller. The Seller makes the following representations and warranties to the Purchaser, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Purchaser.

            2.1.1. Organization and Good Standing. Each of UP&UP and its Subsidiaries is a corporation validly existing and in good standing under the laws of its state of organization. Each of UP&UP and its Subsidiaries has the requisite corporate power and authority to own, lease or otherwise hold the assets owned, leased or otherwise held by it and to carry on its business as presently conducted by it. Each of UP&UP and its Subsidiaries is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of its business makes such qualification necessary. Attached hereto as
Schedule 2.1.1 are true, complete and correct copies of UP&UP's and its Subsidiaries' certificates of incorporation and bylaws, each as currently in effect.

            2.1.2. Authorization and Effect. (a) This Agreement has been, and the Stockholders Agreement, the Blair Option Agreement and the Seller Registration Rights Agreement will be, duly executed and delivered by the Seller and, assuming the due execution and delivery of this

Agreement, the Stockholders Agreement, the Blair Option Agreement and the Seller Registration Rights Agreement by the other parties hereto and thereto, this Agreement constitutes, and the Stockholders Agreement, the Blair Option Agreement and the Seller Registration Rights Agreement will constitute, the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (b) UP&UP has the requisite corporate power to execute and to deliver the Stockholders Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement and to perform the transactions contemplated thereby to be performed by it. The execution and delivery by UP&UP of the Stockholders Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement and the performance by it of the transactions contemplated thereby to be performed by it have been duly authorized by all necessary corporate action. The Stockholders Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement will be duly executed and delivered by duly authorized officers of UP&UP and, assuming the due execution and delivery thereof by the Purchaser and the Seller, as applicable, will constitute the valid and binding obligations of UP&UP, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            2.1.3. Capitalization. (a) Schedule 2.1.3(a) sets forth a true, correct and complete description of all of the authorized, issued and outstanding shares of capital stock of UP&UP. All of the outstanding shares of capital stock of UP&UP have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding shares of UP&UP's capital stock have been issued in violation of, and none of such outstanding shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provisions of applicable law, the certificate of incorporation or bylaws of UP&UP or any contract, agreement or instrument to which UP&UP is subject, bound or a party.

            (b) Except as set forth on Schedule 2.1.3(a), there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments (i) obligating UP&UP to issue, sell, purchase, return or redeem any shares of capital stock of UP&UP or any other securities convertible into, exchangeable or exercisable for or evidencing the right to subscribe for any shares of capital stock of UP&UP or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of capital stock of UP&UP. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of UP&UP may vote.

            (c) The Seller owns beneficially 3,311,900 shares of Common Stock. The Seller is not a party to any voting trust, proxy or other agreement with respect to the voting, ownership or transfer of any shares of UP&UP's capital stock which will remain in force or effect after the Closing. At the Closing, the Seller will transfer the Shares to the Purchaser free and clear of any and all mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including, without limitation, licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, charges, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature (collectively, "Liens").

            2.1.4.      Subsidiaries.

            (a) Schedule 2.1.4(a) sets forth (i) the name of each Subsidiary of UP&UP and (ii) with respect to each such Subsidiary, (A) its jurisdiction of incorporation and (B) its capitalization and the percentage of outstanding shares each class of voting stock owned by UP&UP and each of its Subsidiaries.

            (b) All of the outstanding shares of capital stock of each Subsidiary of UP&UP have been duly authorized and validly issued, are fully paid and non-assessable, and are owned of record and beneficially, directly or indirectly, by UP&UP or its Subsidiaries, as the case may be, free and clear of any Liens. None of the outstanding shares of capital stock of any Subsidiary of UP&UP have been issued in violation of, and none of such outstanding shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provisions of applicable law, the certificate of incorporation or bylaws of such Subsidiary or any contract, agreement or instrument to which such Subsidiary is subject, bound or a party.

            (c) There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments (i) obligating any Subsidiary of UP&UP to issue any additional shares of capital stock of such Subsidiary or any other securities convertible into, exchangeable or exercisable for or evidencing the right to subscribe for any shares of such Subsidiary's capital stock or (ii) that gives any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of capital stock of any Subsidiary of UP&UP. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any Subsidiary of UP&UP may vote. Neither UP&UP nor any of its Subsidiaries is a party to any voting agreement, voting trust, proxy or other agreement with respect to the voting, ownership or transfer of any shares of the capital stock of any of UP&UP's Subsidiaries that will remain in effect after the Closing. The stock certificate and transfer books of each Subsidiary of UP&UP are true, correct and complete.

            (d) Neither UP&UP nor any of its Subsidiaries has any material capital investment in or controls, directly or indirectly, any other corporation, partnership, joint venture, association or other entity or business concern other than (i) its ownership of the capital stock of a Subsidiary of UP&UP as indicated on Schedule 2.1.4(a) and (ii) investments reflected on UP&UP's unaudited consolidated condensed balance sheet dated December 31, 1998.

            2.1.5. No Restrictions; Required Consents. (a) The execution and delivery of this Agreement by the Seller does not, and the execution by the Seller of the Stockholders Agreement, the Blair Option Agreement and the Seller Registration Rights Agreement will not, and the performance by the Seller of the transactions contemplated hereby and thereby to be performed by the Seller will not,

(i) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any debt or obligation or constitute a breach of, create a loss of a material benefit under, any contract, mortgage, indenture, lease, agreement or other instrument or any permit, order, judgment or decree to which the Seller is a party or by which any is bound, or
(ii) constitute a violation of any domestic or foreign statute, law, ordinance, rule or regulation (the "Law") applicable to the Seller. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign court, government, governmental agency, authority, entity or instrumentality (a "Governmental Entity") is required to be obtained or made by or with respect to the Seller in connection with the Seller's execution and delivery of this Agreement, the Stockholders Agreement, the Blair Option Agreement or the Seller Registration Rights Agreement or the consummation by the Seller of the transactions contemplated hereby and thereby to be consummated by the Seller, except for such of the foregoing as are listed or described on
Schedule 2.1.5(a).

            (b) The execution and delivery of the Stockholders Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement by UP&UP, and the performance by UP&UP of the transactions contemplated thereby to be performed by it, will not (i) conflict with its or its Subsidiaries' respective certificates of incorporation or bylaws, (ii) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material debt or obligation or constitute a breach of, create a loss of a material benefit under, any contract, mortgage, indenture, lease, agreement or other instrument or any permit, order, judgment or decree to which UP&UP or any of its Subsidiaries is a party or by which any of their respective properties are bound, (iii) constitute a violation of any Law ("Law") applicable to UP&UP or any of its Subsidiaries, or (iv) result in the creation of any Lien upon any of their respective assets which is material to the business of UP&UP and its Subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to UP&UP or any of its Subsidiaries in connection with the execution and delivery of the Stockholders Agreement, the Registration Rights Agreement or the Seller Registration Rights Agreement by UP&UP or the performance by UP&UP of the transactions contemplated thereby to be performed by it, except for such of the foregoing as are listed or described on Schedule 2.1.5(b) and any filings required with the Federal Trade Commission and Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in respect of the purchase of the Shares and the Blair Option by the Purchaser.

            2.1.6. SEC Documents. The Seller has made available to the Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by UP&UP with the United States Securities and Exchange Commission (the "SEC") since April 19, 1996 and prior to the date of this Agreement (the "UP&UP SEC Documents"), which are all the documents (other than preliminary material) that UP&UP was required to file with the SEC since such date. As of their respective dates, the UP&UP SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such UP&UP SEC Documents, and none of the UP&UP SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the UP&UP SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of unaudited financial statements, to normal, recurring adjustments, which will not be material, either individually or in the aggregate) the consolidated financial position of UP&UP and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of UP&UP and its consolidated Subsidiaries for the periods presented therein.

            2.1.7. Unaudited Financial Statements. Attached hereto as Schedule
2.1.7 are true, correct and complete copies of the unaudited consolidated condensed balance sheet of UP&UP and its consolidated Subsidiaries dated as of December 31, 1998 and the related statement of income for the fiscal year then ended (collectively, the "Unaudited Financial Statements"), both of which have been prepared in accordance with GAAP applied consistently with prior periods. Such balance sheet fairly presents the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of UP&UP and its consolidated Subsidiaries at the date indicated and such statement of income fairly presents the results of operations of UP&UP and its consolidated Subsidiaries for the period indicated.

            2.1.8. Absence of Undisclosed Liabilities. None of UP&UP and its Subsidiaries has any material liabilities, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except those liabilities reflected (i) on UP&UP's unaudited consolidated condensed balance sheet at December 31, 1998; or (ii) on Schedule 2.1.8(a) hereto.

            For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense or obligation, whether fixed or contingent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured. For purposes of this
Section 2.1.8, the term "material" shall mean any liabilities which individually or in the aggregate exceed $5,000,000.

            The Purchaser hereby acknowledges that in connection with its due diligence investigation of the transactions contemplated by this Agreement, the Seller has made or caused to be made available to the Purchaser the documents, materials and other information referenced on Schedule 2.1.8(b).

            2.1.9. Commissions or Finders Fees. Except for a $750,000 fee to be paid by the Seller to Salomon Smith Barney, Inc., neither the Seller nor any Person acting on behalf of the Seller has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person.

            2.1.10. Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any document (including, without limitation, the financial statements included in the UP&UP SEC Documents, the closing documents delivered pursuant to Article V and the Schedules hereto), list, certificate or other instrument furnished or to be furnished by or on behalf of the Seller to the Purchaser or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate or other instrument. The Seller has not failed to disclose to the Purchaser any fact, circumstance or event which has had or could reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" shall mean any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect on (i) the businesses, assets, financial condition, prospects, or results of operations of UP&UP and its Subsidiaries taken as a whole or (ii) the ability of any Seller to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby to be consummated by such Seller.

      2.2. Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties to the Seller, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by the Seller.

            2.2.1. Corporate Organization. The Purchaser is validly existing and in good standing under the laws of Bermuda and has the requisite partnership power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. The Purchaser is in good standing and duly qualified as a foreign limited partnership in the State of New York.

            2.2.2. Authorization and Effect. The Purchaser has the requisite partnership power to execute and deliver this Agreement, the Stockholders Agreement, the Blair Option

Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution and delivery by the Purchaser of this Agreement, the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all necessary exempt company action on the part of the ultimate general partner of the Purchaser. This Agreement has been, and the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement will be, duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement, the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement by the other parties hereto and thereto, this Agreement constitutes, and the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement will constitute, the valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            2.2.3. No Restrictions; Required Consents. The execution and delivery of this Agreement by the Purchaser does not, and the execution and delivery of the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement by the Purchaser will not, and the performance by the Purchaser of the transactions contemplated hereby and thereby to be performed by it will not, (a) conflict with the Purchaser's limited partnership agreement, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any debt or obligation or constitute a breach of, create a loss of a material benefit under, any contract, mortgage, indenture, lease, agreement or other instrument or any permit, order, judgment or decree to which the Purchaser is a party or by which it is bound, or

(c) constitute a violation of any Law applicable to the Purchaser. Except for any applicable requirements of the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to the Purchaser in connection with the execution and delivery of this Agreement, the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement or the Seller Registration Rights Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby and thereby to be consummated by the Purchaser.

            2.2.4. Litigation; Decrees. There are no judicial or administrative actions, proceedings or investigations pending or, to the Purchaser's knowledge, threatened that question the validity or enforceability of this Agreement, the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement or the Seller Registration Rights Agreement or any action taken or to be taken by the Purchaser in connection herewith or therewith. There are no lawsuits, claims, administrative or other proceedings or investigations pending or, to the Purchaser's knowledge, threatened by, against or affecting the Purchaser in connection with this Agreement, the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement or the Seller Registration Rights or the Seller Registration Rights Agreement.

            2.2.5. Purchase of Shares. (a) The Shares are being acquired for the Purchaser's own account, not as a nominee or agent for any other Person, and without a view to the distribution of such securities or any interest therein in violation of the Securities Act.

            (b) The Purchaser (i) is an "accredited investor" within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act, (ii) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and
(iii) is capable of bearing the economic risks of such investment (including the risk of the complete loss of its investment in the Shares); and

            (c) The Purchaser acknowledges that the Shares have not been registered under the Securities Act and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement.

            2.2.6. Commissions or Finders Fees. Neither the Purchaser nor any Person acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any Person.

            2.2.7. Sufficient Funds. The Purchaser has sufficient capital commitments to enable it to fund the Share Purchase Price and the Blair Option Purchase Price at the Closing.


                       ARTICLE III. PRE-CLOSING COVENANTS

      3.1. Access to Information. Prior to the Closing, upon reasonable notice, the Seller will cause UP&UP to afford to the officers, attorneys, employees, directors, accountants, financing sources or other authorized representatives of the Purchaser reasonable access during normal business hours to UP&UP's employees, assets, facilities and books and records so as to afford the Purchaser full opportunity to make such review, examination and investigation of UP&UP's business as the Purchaser may desire to make, including, without limitation, an environmental evaluation of UP&UP's properties and facilities. The Purchaser will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, the Seller will cause UP&UP to promptly furnish or cause to be furnished to the Purchaser such financial and operating data and other information as the Purchaser may reasonably request.

      3.2. Conduct of Business. At the Closing, the Seller shall certify to the Purchaser in writing that during the period from the date of this Agreement to the Closing Date, UP&UP and each of its Subsidiaries has:

            (a) (i) carried on its business in the usual, regular and ordinary course as presently conducted and consistent with past practice, (ii) kept its business materially intact, (iii) kept available the services of its key employees, and (iv) maintained in all material respects the goodwill associated with its business, including but not limited to preserving its relationships with its top twenty payor clients (according to revenues during the fiscal year ended December 31, 1998);

            (b) maintained its assets in good condition, and except for sales in the ordinary course of business, not moved any material asset to any location other than real property owned or leased by UP&UP or any of its Subsidiaries;

            (c) not sold, leased or disposed of, or made any contract for the sale, lease or disposition of, any material portion of its assets or subjected any material portion of its assets to any Liens, other than Liens for taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty;

            (d) not incurred any material indebtedness, liability or other obligation (absolute, accrued, contingent or otherwise) or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other Person (which obligations are material with respect to UP&UP and its Subsidiaries taken as a whole), other than bank indebtedness (provided that the aggregate amount of bank indebtedness shall at no time exceed $25,000,000);

            (e) not amended or terminated any material contract or agreement or any license, permit, authorization, franchise or approval (each a "Permit"), other than in the ordinary course of business consistent with past practices;

            (f) not made any change in the accounting, tax or financial reporting principles or practices followed by it or the methods of applying such principles unless required by GAAP or applicable law;

            (g) not extended credit in the sale of products and services, the collection of receivables or otherwise or made any loan to any Person, other than in the ordinary course of business consistent with past practices;

            (h) maintained its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

            (i) made any change to, or amended in any way, the contracts, salaries, wages, or other compensation of any officer, director, employee, agent, or other similar representative of UP&UP or any of its Subsidiaries, except salary increases granted to their existing employees in the ordinary course of business consistent with past practice in an aggregate amount not exceeding five percent (5%) of such employees' aggregate salaries as of the date of this Agreement;

            (j) not adopted, entered into, amended, altered, or terminated (partially or completely) any "employee benefit plan" as defined in
      Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which UP&UP or any of its Subsidiaries has any obligation or liability, contingent or otherwise (collectively, "Employee Plans"), or any employment or consulting agreements, bonus or other incentive compensation, deferred compensation, salary continuation during any absence from active employment for disability or other reasons, severance, sick days, stock award, stock option, stock purchase, tuition assistance, club membership, employee discount, employee loan, or vacation pay agreements, policies or arrangements which UP&UP or any of its Subsidiaries maintains or has any obligation or liability (contingent or otherwise) with respect to any current or former officer, director or employee of UP&UP or any of its Subsidiaries (collectively, "Employee Arrangements"), except to the extent required by applicable Law;

            (k) not entered into any contract with an officer, director, employee, agent, or other similar representative of UP&UP or any of its Subsidiaries that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice.

            (l) not entered into any agreement, including an agreement to purchase or lease assets, which includes an aggregate payment or commitment on the part of either party of more than $1,000,000 in the aggregate, other than with respect to contractual prepayments to providers in the ordinary course of business;

            (m) not adopted or amended any Employee Plan or collective bargaining agreements, except as required by Law;

            (n) maintained in full force and effect all of its insurance policies in effect as of the date hereof;

            (o) not declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital stock or any option, warrant or other similar right or any security convertible into or exchangeable or exercisable for any of its capital stock;

            (p) not taken or omitted to take any action as a result of which any representation or warranty of the Seller in Article II has been rendered untrue or incorrect;

            (q) not amended its certificate of incorporation or bylaws (except as contemplated by the Stockholders
      Agreement);

            (r) not issued or agreed to issue any capital stock or any option, warrant, call, subscription, conversion or other right obligating it to issue any capital stock or any other securities convertible into or exchangeable or exercisable for its capital stock (except for (i) grants under UP&UP's existing stock option plan of options to purchase not more than 100,000 shares of Common Stock and the issuance of shares of Common Stock upon the exercise of such options and (ii) the issuance of shares of Common Stock upon the exercise of the options and warrants described on
      Schedule 2.1.3(a));

            (s) not split, combined or reclassified any of its capital stock or issued or authorized or proposed the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

            (t) not acquired any business or any corporation, partnership, joint venture, association or other business organization or division thereof other than acquisitions the aggregate cost of which, together with the costs of any acquisitions permitted under Section 3.2(l), does not exceed $1,000,000, other than proposed acquisitions for not more than $2,450,000 in the aggregate of which the Seller has been notified in writing on the date hereof;

            (u) not paid, discharged, settled or satisfied any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof in the ordinary course of business consistent with past practice or in accordance with their respective terms;

            (v) not merged, amalgamated or consolidated with any other entity in any transaction in which it is not the surviving corporation or sold all or substantially all of its business or assets;

            (w) not waived any claims or rights having a value in excess of $100,000 in the aggregate;

            (x) not entered into any agreement, understanding or commitment that restrains, limits or impedes in any material respect its ability to compete with or conduct any business or line of business; and

            (y) not authorized any of, or committed or agreed to take any of, the foregoing actions.

      3.3. Notification. (a) The Seller shall notify the Purchaser, and the Purchaser shall notify the Seller, of any litigation, arbitration or administrative proceeding pending or, to such party's knowledge, threatened against the Seller or the Purchaser, as the case may be, which challenges the transactions contemplated hereby.

            (b) The Seller will provide prompt written notice to the Purchaser of any change in any of the information contained in his representations and warranties made in Article II hereof or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish or cause to be furnished any information which the Purchaser may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article II hereof or any Exhibits or Schedules referred to herein or attached hereto.

            (c) The Purchaser will provide prompt written notice to the Seller of any change in any of the information contained in its representations and warranties made in Article II hereof or any Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which the Seller may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made in Article II hereof or any Exhibits or Schedules referred to herein or attached hereto.

      3.4. No Inconsistent Action. No party hereto shall take any action which is materially inconsistent with its obligations under this Agreement.

      3.5. Injunctions. Without limiting the generality or effect of any provision of Article IV, if any United States federal, state or foreign court having jurisdiction over any party hereto or UP&UP issues or otherwise promulgates any injunction, decree or similar order prior to the Closing which prohibits the consummation of the transactions contemplated hereby, the parties hereto will use their respective commercially reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

      3.6. Filings. As promptly as practicable after the execution of this Agreement, each party hereto shall use its reasonable efforts to obtain, and to cooperate with the other parties hereto in obtaining, all authorizations, consents, orders and approvals of any Governmental Entity that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Entity prohibiting the consummation of the transactions contemplated hereby, including, without limitation, any reports or notifications that may be required to be filed by it under the HSR Act, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other parties.

      3.7. Confidentiality. Each party hereto shall keep confidential all information obtained by it from or with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated, each party shall return to the other party, without retaining a copy thereof, or destroy (and deliver to the other party a certificate as to such destruction), any schedules, documents or other written information obtained from the other party in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party hereto shall be required to keep confidential or return any information which (a) is publicly known or available through other lawful sources, which sources are not bound by a confidentiality agreement with the disclosing party, (b) is or becomes publicly known through no fault of the receiving party or its agents, (c) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity (provided that to the extent practicable under the circumstances, the disclosing party is given reasonable prior notice), or (d) is developed by the receiving party independently of the disclosure by the disclosing party. The Purchaser shall comply with its obligations under that certain Confidentiality Agreement, dated as of November 3, 1998, by and between the Purchaser and UP&UP.

      3.8. Publicity. Prior to the Closing, neither party hereto shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which event the party making such determination shall, if practicable in the circumstances, use commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

      3.9. Delivery of Financial Statements. The Seller shall deliver to Purchaser promptly upon their becoming available, and in no event later than 20 days from the end of such month, copies of monthly financial statements for each of the months ended after the date hereof and prior to the Closing. Each of such monthly financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods involved and present fairly the financial condition of UP&UP and its Subsidiaries at the dates and for the periods indicated (subject to normal year end adjustments).

      3.10. Efforts of the Seller. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, the Seller agrees to use his best efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the Purchaser in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, without limitation, the satisfaction of the respective conditions set forth in Article IV.

      3.11. Efforts of the Purchaser. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, the Purchaser agrees to use its best efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the Seller in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, without limitation, the satisfaction of the respective conditions set forth in Article IV.


                   ARTICLE IV.  CONDITIONS TO CLOSING

      4.1. Conditions Precedent to Obligations of the Purchaser. The obligations of the Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived at the option of the Purchaser:

            4.1.1.      Representations, Warranties and
Covenants.

            (a) All representations and warranties of the Seller made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true, correct and complete in all material respects as of the date hereof (without regard to any schedule updates furnished by any of them after the date hereof) and on and as of the Closing Date as if made on and as of that date.

            (b) All of the terms, covenants and conditions to be complied with and performed by the Seller on or prior to the Closing Date (including, without limitation, the delivery of documents in accordance with Sections
      3.2 and 5.1) shall have been complied with or performed.

            (c) The Purchaser shall have received a certificate, dated as of the Closing Date, executed by the Seller, certifying in such detail as the Purchaser may reasonably request that the conditions specified in Sections 4.1.1(a) and (b) hereof have been fulfilled.

            4.1.2. Consents or Approvals. Each of the approvals, consents or waivers listed or which was required to be listed on Schedule 2.1.5(a) or 2.1.5(b) or which is otherwise necessary or advisable in connection with the consummation by the Seller of the transactions contemplated by this Agreement, the Stockholders' Agreement, the Blair Option Agreement, the Registration Rights Agreement or the Seller Registration Rights Agreement, shall have been obtained.

            4.1.3. HSR Act. If applicable, the waiting period under the HSR Act shall have expired or terminated.

            4.1.4. No Adverse Proceedings. No order, decree or judgment of any court, agency or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

            4.1.5. Trust Transactions. Principal Health Care, Inc. ("PHCI") shall have transferred at least 4,500,000 shares of Common Stock (the "Trust Shares") to the Independent Divestment Trust, a Delaware business trust (the "Trust"), in accordance with the terms of that certain Divestment and Common Stock Sale Agreement, dated on or about the date hereof, between PHCI and the Trust (the "Divestment Agreement"), and the Seller and the Trust shall have entered into a stock purchase agreement with respect to the sale of the Trust Shares to the Purchaser, which Stock Purchase Agreement shall be in substantially the form attached hereto as Exhibit A (the "Trust Stock Purchase Agreement").

            4.1.6. UP&UP Stock Price. The average of the last quoted bid and offer price per share of Common Stock on the Nasdaq Stock Market on the Nasdaq Stock Market trading day immediately preceding the Closing Date shall be not less than $22.00.

            4.1.7. OTS Regulation. After the date of this Agreement, there shall not have occurred any change of Law, nor shall the Seller or UP&UP have taken any action, as a result of which the Purchaser has reasonably determined that it or any of its Affiliates will, as a result of the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Blair Option or the Seller Registration Rights Agreement become a "savings and loan holding company" (as defined in 12 C.F.R. ss.574.2(q)) or otherwise become subject to regulation by the United States Office of Thrift Supervision or any other federal or state financial regulatory authority.

            4.1.8. No Material Adverse Effect. There shall not have occurred any Material Adverse Effect or any material disruption of or material adverse change in financial, banking or capital market conditions.

      4.2. Conditions Precedent to Obligations of the Seller. The obligations of the Seller under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Seller:

            4.2.1.      No Material Misrepresentation or Breach.

            (a) All representations and warranties of the Purchaser made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof (without regard to any schedule updates furnished by the Purchaser after the date hereof) and on and as of the Closing Date as if made on and as of that date.

            (b) All of the terms, covenants and conditions to be complied with and performed by the Purchaser on or prior to the Closing Date (including, without limitation, the delivery of documents in accordance with Section 5.2) shall have been complied with or performed.

            (c) The Seller shall have received a certificate, dated as of the Closing Date, executed on behalf of the Purchaser by an authorized officer of its ultimate general partner, certifying in such detail as the Seller may reasonably request that the conditions specified in Sections 4.2.1(a) and (b) have been fulfilled.

            4.2.2. Consents or Approvals. Each of the approvals, consents or waivers necessary or advisable in connection with the consummation by the Purchaser of the transactions contemplated hereby, shall have been obtained.

            4.2.3. HSR Act. If applicable, the waiting period under the HSR Act shall have expired or terminated.

            4.2.4. No Adverse Proceedings. No order, decree or judgment of any court, agency or other Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

            4.2.5. Trust Transactions. The Trust Shares shall have been duly transferred to the Trust and the Trust shall have executed and delivered to the Seller a counterpart to the Trust Stock Purchase Agreement.


          ARTICLE V.  DOCUMENTS TO BE DELIVERED AT THE CLOSING

      5.1. Documents to be Delivered by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following, at the expense of the Seller, and in proper form for recording when appropriate:

            5.1.1.      Transaction Agreements.  The following:

            (a) a counterpart, duly executed by the Seller, of this Agreement

            (b) counterparts, duly executed by the Seller and UP&UP, of a stockholders agreement in substantially the form attached hereto as Exhibit B (the "Stockholders Agreement");

            (c) a counterpart, duly executed by UP&UP, of a registration rights agreement in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement");

            (d) a counterpart, duly executed by Blair, of an option agreement in substantially the form attached hereto as Exhibit D (the "Blair Option Agreement");

            (e) a true, correct and complete copy of a registration rights agreement, duly executed by UP&UP and the Seller, in substantially the form attached hereto as Exhibit E (the "Seller Registration Rights Agreement"); and

            (f) true, correct and complete copies of the Trust's trust agreement (which shall include a provision obligating the trustee of the Trust to vote all Trust Shares in favor of the amendments to UP&UP's certificate of incorporation described in Section 5.5 of the Stockholders Agreement) and the Trust Stock Purchase Agreement, duly executed by each of the parties thereto.

            5.1.2. Certified Resolutions. Certified resolutions of the Board of Directors of UP&UP approving the execution and delivery of the Stockholders Agreement, the Registration Rights Agreement and the Seller Registration Rights Agreement and the consummation by UP&UP of the transactions contemplated hereby and thereby to be performed by it and expressly waiving application of Section 203 of the Delaware General Corporation Law to all transactions contemplated hereby and thereby.

            5.1.3. Sellers' Certificate. A certificate dated the Closing Date, executed by each Seller, in the form described in Section 4.1.1(c).

            5.1.4. Good Standing Certificate. A governmental certificate showing that UP&UP is duly incorporated and in good standing in the State of Delaware, certified as of a date not more than five (5) business days prior to the Closing Date.

            5.1.5. Other Documents. Such additional information and materials as the Purchaser may reasonably request.

      5.2. Documents to be Delivered by the Purchaser. At the Closing, the Purchaser will deliver to the Seller, at the expense of the Purchaser:

            5.2.1. Transaction Agreements. Counterparts, duly executed by the Purchaser, of the following agreements:

            (a)   this Agreement

            (b)   the Stockholders Agreement;

            (c)   the Registration Rights Agreement;

            (d)   the Blair Option Agreement; and

            (e)   the Seller Registration Rights Agreement.

            5.2.2. Certified Resolutions. Certified resolutions of the board of directors of the Purchaser's ultimate general partner approving the execution and delivery of this Agreement, the Stockholders Agreement, the Blair Option Agreement, the Registration Rights Agreement, and the Seller Registration Rights Agreement and each of the other documents delivered by the Purchaser pursuant hereto and thereto and authorizing the consummation of the transactions contemplated hereby and thereby.

            5.2.3. Purchaser's Certificate. A certificate dated the Closing Date, executed by the Purchaser, in the form described in Section 4.2.1(c).

            5.2.4. Good Standing Certificate. A governmental certificate showing that the Purchaser is duly organized and in good standing in Bermuda, certified as of a date not more than five (5) business days before the Closing Date.

            5.2.5. Other Documents. Such additional information and materials as the Seller may reasonably request.

                ARTICLE VI.  SURVIVAL AND INDEMNIFICATION

      6.1. Survival of Representations, Warranties and Covenants. (a) Except for the representations and warranties contained in Section 2.1.3(c) (and the corresponding representations of the Seller's assignees), which shall survive indefinitely, the representations and warranties of the Seller (which for purposes hereof shall be deemed to include all representations and warranties of the Seller's assignees) and of the Purchaser contained in this Agreement shall survive the Closing until May 15, 2000. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for an Indemnifiable Loss (as defined in Section 6.2) asserted within such period of survival as herein provided will be timely made for purposes hereof.

            (b) Section 3.7 and Article VIII hereof will survive the Closing and remain in effect indefinitely.

      6.2. Definitions. For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including without limitation any Governmental Entity), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, and (v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

      6.3.  Indemnification.  (a) Subject to Section 6.1, the
Seller agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

                (i) any breach of representation or warranty of the Seller (which for purposes hereof shall be deemed to include all representations and warranties of the Seller's assignees) under the terms of this Agreement and any certificate or other document delivered pursuant hereto; or

               (ii) any breach or nonfulfillment of any agreement or covenant of the Seller under the terms of this Agreement.

            (b) The Purchaser agrees to indemnify, defend and hold harmless the Seller from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

                (i) any breach of representation or warranty of the Purchaser under the terms of this Agreement and any certificate or other document delivered pursuant hereto; or

               (ii) any breach or nonfulfillment of any agreement or covenant of the Purchaser under the terms of this Agreement.

            (c) An Indemnitee under this Section 6.3 shall be entitled to indemnification for its Indemnifiable Losses hereunder notwithstanding such Indemnifiable Losses resulted from its negligence to the extent such Indemnifiable Losses have not resulted from the gross negligence or wilful misconduct of such Indemnitee.

      6.4. Defense of Claims. (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice (the "Third Party Claim Notice") will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the

Indemnitee. The Indemnifying Party shall have 20 days from its receipt of a Third Party Claim Notice (the "Third Party Claim Notice Period") to notify Indemnitee (i) whether the Indemnifying Party disputes the Indemnitee's right of indemnification with respect to such Third Party Claim, and (ii) if the Indemnifying Party does not dispute such right of indemnification, whether or not it desires to defend the Indemnitee against such Third Party Claim.

            (b) If the Indemnifying Party notifies the Indemnitee within the Third Party Claim Notice Period that (i) the Indemnifying Party does not dispute the Indemnitee's right of indemnification and (ii) the Indemnifying Party desires to defend against such Third Party Claim, then the Indemnifying Party shall have the right to assume and control the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee at the Indemnifying Party's sole cost and expense. The Indemnitee may participate in, but not control, any such defense or settlement at its sole cost and expense.

            (c) If the Indemnifying Party (i) disputes the Indemnitee's right of indemnification with respect to a Third Party Claim, (ii) does not dispute such right of indemnification but fails to promptly assume and prosecute the defense of such Third Party Claim, (iii) does not dispute such right of indemnification but a conflict or potential conflict exists between the Indemnifying Party and the Indemnitee or (iv) is not entitled to assume defense of such Third Party Claim under Section 6.4(b), then the Indemnitee shall be entitled to assume and control the defense of such Third Party Claim with counsel reasonably acceptable to the Indemnifying Party. If the Indemnifying Party does not assume the defense of a Third Party Claim for any reason, it may still participate in, but not control, the defense of such Third Party Claim at the Indemnifying Party's sole cost and expense.

            (d) The party responsible for the defense of any Third Party Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers. With respect to a Third Party Claim for which the Indemnifying Party is the Responsible Party, the Indemnitee shall make available to the Indemnifying Party and its representatives all books and records of the

Indemnitees relating to such Third Party Claim and shall render to the Indemnifying Party such assistance and access to records and the representatives of the Indemnitee as the Indemnifying Party and its representatives may reasonably request, except that the Indemnitee shall not be required to make available to the Indemnifying Party and its representatives any books, records, documents or other information that the Indemnitee reasonably determines to be confidential or subject to attorney-client privilege unless and until the Indemnifying Party shall have entered into such agreements as the Indemnitee reasonably deem to be necessary in light of all surrounding circumstances (including, without limitation, the Indemnifying Party's need for information in connection with the investigation or defense of a Third Party Claim) to protect such confidentiality or privilege.

            (e) Neither the Indemnifying Party, on the one hand, nor the Indemnitee, on the other hand, shall enter into any settlement of any Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a Third Party Claim. Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. If an Indemnitee fails to consent to any settlement offer of a Third Party Claim (whether or not the Indemnitee is the Responsible Party with respect to such Third Party Claim), the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the Indemnitee fails to consent to such settlement offer) shall not exceed the full amount of such settlement offer. If the Indemnifying Party fails to consent to any settlement offer of a Third Party Claim (whether or not the Indemnifying Party is the Responsible Party with respect to such Third Party Claim), the Indemnifying Party may continue to contest or defend such Third Party Claim and, in such event, the Indemnifying Party shall be liable to the Indemnitee for the amount of the Indemnification Loss ultimately recovered against Indemnitee as a result of such Third Party Claim.

            (f) A failure to give timely notice or to include any specified information in any notice as provided in Sections 6.4(a) or 6.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

            (g) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article VI.

                            ARTICLE VII. TERMINATION

      7.1. Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing:

            (a)   By the mutual written consent of the
      Purchaser and the Seller;

            (b) By either the Purchaser or the Seller if the Closing shall not have occurred on or before March 15, 1999; provided, however, that the terminating party shall not then be in material breach of this Agreement and that the failure of the Closing to have occurred by such date shall not have been caused by or resulted from such terminating party's failure to fulfill any obligation under this Agreement;

            (c) By either the Purchaser or the Seller if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof; or

            (d) By either the Purchaser or the Seller if, prior to the Closing Date, the other party is in material breach of any representation, warranty, covenant or agreement contained herein and such breach shall not be cured within fifteen (15) days of the date of notice of default served by the party claiming such material default, provided that such terminating party shall not also be in material breach of this Agreement at the time notice of termination is delivered.

Upon the termination of this Agreement in accordance with this Section 7.1, the obligations of the parties to effect the transactions contemplated hereby will terminate, except that the provisions of this Section 7.1 and of Article VIII shall continue to apply and no party shall be relieved of any liability for any breach of this Agreement prior to the date of termination.

                 ARTICLE VIII.  MISCELLANEOUS PROVISIONS

      8.1. Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is therefore agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

      8.2. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

            (a)   If to the Seller, to:

                  Thomas L. Blair
                     United Payors & United Providers, Inc.
                  2275 Research Boulevard
                  6th Floor
                  Rockville, Maryland  20850
                  Facsimile No.:  (301) 921-2400
                  with a copy to:

                  Muldoon, Murphy & Faucette
                  5101 Wisconsin Avenue, N.W.
                  Washington, D.C.  20016
                  Facsimile No.: (202) 966-9409
                  Attention:  Thomas Haggerty

            (b) If to the Purchaser, to:

                  Capital Z Financial Services Fund II, L.P.
                  c/o Capital Z Partners, Ltd.
                  One Chase Manhattan Plaza, 44th Floor
                  New York, New York  10005
                  Facsimile No.: (212) 898-8720
                  Attention:  Paul H. Warren
                                David A. Spuria, Esq.

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Facsimile No.: (212) 310-8007
                  Attention:  Thomas A. Roberts, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

      8.3. Expenses. Except as otherwise expressly provided herein, the Seller agrees to pay or cause to be paid, promptly upon receipt of any request therefor (together with reasonably satisfactory supporting documentation), all reasonable accounting, legal, banking and other out-of-pocket expenses of the Purchaser relating to the transactions contemplated hereby, up to a maximum of $250,000; provided, however, that such payment shall be required only if the sale of the Shares and the Blair Option is consummated or if the sale of the Shares and the Blair Option is not consummated on account of a breach by the Seller of this Agreement.

      8.4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party, upon notice to the other party, may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate, in the case of the Purchaser, or to any other UP&UP stockholder designated in writing by the Seller at least five business days prior to the Closing Date (which stockholder must be reasonably acceptable to the Purchaser), in the case of the Seller. Each party agrees to execute acknowledgements of such assignment(s) and collateral assignments in such forms as the other party may from time to time reasonably request. In the event of such a proposed assignment by a party, the provisions of this Agreement shall inure to the benefit of and be binding upon such party's assigns. In the event of such a proposed assignment by the Seller, the Seller's assign shall be required to make representations and warranties to the Purchaser only as to matters described in Sections 2.1.3(c) (only as to the shares of Common Stock to be transferred by such assign), 2.1.5 and 2.1.9 and the Seller shall not be relieved of any of its obligations or liabilities hereunder.

      8.5. Waiver. Each party hereto by written notice to the other party may
(a) extend the time for performance of any of the obligations of the other party under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other party under this Agreement; provided, however, that no such party may, without the prior written consent of the other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its Affiliates) representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

      8.6. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates except as expressly set forth herein.

      8.7. Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

      8.8. Rights of the Parties. Except as provided in Article VI or in Section 8.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

      8.9. Brokers. The Purchaser hereby agrees to indemnify and hold harmless the Seller, and the Seller hereby agrees to indemnify and hold harmless the Purchaser, against any liability, claim, loss, damage or expense incurred by the Purchaser or by the Seller, respectively, relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by the Purchaser or by the Seller, respectively.

      8.10. Further Assurances. From time to time, as and when requested by either party, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

      8.11. Governing Law. This Agreement, including, without limitation, the interpretation, construction and validity hereof, shall be governed by the Laws of the State of New York without regard to the conflicts of laws principles thereof.

      8.12. Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable Law, then this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

      8.13. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      8.14. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      8.15. Certain Interpretive Matters and Definitions. (a) Unless the context otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, (vi) the terms "Subsidiary" and "Affiliate" have the meanings given to those terms in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934 Act, as amended, and (vii) "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

            (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

      8.16. No Recourse. Notwithstanding any of the terms or provisions of this Agreement, each of the Purchaser and the Seller agrees that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner or stockholder of the other party in connection with or arising out of this Agreement or the transactions contemplated hereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              THE PURCHASER:

                              CAPITAL Z FINANCIAL SERVICES FUND II, L.P.



                              By: Capital Z Partners, L.P.,
                                  its general partner

                                   By: Capital Z Partners, Ltd.,
                                        its general partner

                                        By: /s/ Paul H. Warren
                                           --------------------------------
                                           Name: Paul H. Warren
                                           Title: Senior Vice President


                              THE SELLER:

                              By: /s/ Thomas L. Blair
                                 -----------------------------
                                 Thomas L. Blair